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                                  EXHIBIT 99.2

                         OPINION AND CONSENT OF COUNSEL




                  April 30, 2001


                  Board of Directors
                  SAFECO Life Insurance Company
                  SAFECO Plaza
                  Seattle, WA 98185


                  Re:  Registration NO. 333-30329

                  Gentlemen:


                  I have acted as counsel in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 20 to a Registration Statement on Form S-6 for the Individual Flexible Premium Life Insurance Policy (the "Policy") to be issued by SAFECO Life Insurance Company and its separate account, Separate Account SL.

                  I have made such examination of the law and have examined such records and documents as in my opinion are necessary or appropriate to enable me to render the following opinion:

                  1. SAFECO Life Insurance Company is a valid and existing stock life insurance company of the state of Washington.

                  2. Separate Account SL is a separate investment account of SAFECO Life Insurance Company created and validly existing pursuant to the insurance laws and regulations of the state of Washington.

                  3. All of the prescribed corporate procedures for the issuance of the Policies have been followed, and, when such Policies are issued in accordance with the Prospectus contained in the Registration Statement, all state requirements relating to such Policies will have been complied with.

                  4. Upon the acceptance of Premium Payments made by a Policyowner pursuant to a Policy issued in accordance with the prospectus contained in the Registration Statement and upon compliance with acceptable law, such a Policyowner will have legally-issued, fully paid, non-assessable contractual interest under such Policy.

                  You may use this opinion letter, or a copy hereof, as an exhibit to the Registration Statement.

                  Very truly yours,



                  /s/  Jacqueline M. Veneziani
                  Counsel